As filed with the Securities and Exchange Commission on March 31, 2000
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------
                            THE HAIN FOOD GROUP, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                    22-3240619
(State or other jurisdiction of                     (I.R.S. Employer
incorporation or organization)                   Identification Number)
50 Charles Lindbergh Boulevard

          Uniondale, New York                             11553
(Address of principal executive offices)                (Zip Code)

                            THE HAIN FOOD GROUP, INC.
                  1994 Long Term Incentive and Stock Award Plan
                        1996 Directors Stock Option Plan
                        2000 Directors Stock Option Plan
                                 Irwin D. Simon
                             Chairman of the Board,
                      President and Chief Executive Officer
                            The Hain Food Group, Inc.
                         50 Charles Lindbergh Boulevard
                            Uniondale, New York 11553
                     (Name and address of agent for service)
                                 (516) 237-6200
          (Telephone number, including area code, of agent for service)
                         ------------------------------
                                    copy to:
                               Roger Meltzer, Esq.
                             Cahill Gordon & Reindel
                                 80 Pine Street
                            New York, New York 10005
                                 (212) 701-3000
                         ------------------------------

                         CALCULATION OF REGISTRATION FEE
=============================================================================================================================
                               Amount to be          Proposed Maximum             Proposed Maximum            Amount of
 Title of Securities to be      Registered       Offering Price Per Share   Aggregate Offering Price (1) Registration Fee(1)
        Registered                                          (1)
-----------------------------------------------------------------------------------------------------------------------------
  Common Stock, par value    5,000,000 shares             $26.00                    $130,000,000               $34,320
      $.01 per share
=============================================================================================================================

(1) Computed in accordance with Rule 457(c) under the Securities Act of 1933, as amended, by averaging the high and low sales prices of the Registrant's Common Stock reported on the Nasdaq National Market for March 30, 2000.
     Item 1.

                               Explanatory Note

     This Registration Statement on Form S-8 registers (1) 1,000,000 shares of Common Stock issuable upon the exercise of options to be granted under the Registrant's 1994 Long Term Incentive and Stock Award Plan (the "1994 Plan"),
(2) 250,000 shares of Common Stock issuable upon the exercise of options to be granted under the Registrant's 1996 Directors Stock Option Plan (the "1996 Directors Plan"), (3) an additional 3,000,000 shares of Common Stock to be issuable upon the exercise of options to be available for grant under the 1994 Plan subject to stockholder approval of an amendment to the 1994 Plan at a special meeting of stockholders to be held in connection with the merger (the "Merger") and related transactions contemplated in the Agreement and Plan of Merger (the "Merger Agreement") dated March 5, 2000 between the Registrant and Celestial Seasonings, Inc. and (4) 750,000 shares of Common Stock to be issuable upon the exercise of options to be available for grant under the Registrant's 2000 Directors Stock Option Plan (the "2000 Directors Plan") subject to stockholder approval of the 2000 Directors Plan at the special meeting of stockholders. Prior to this filing, the Registrant has registered an aggregate of 2,900,000 shares of Common Stock issuable upon the exercise of options granted or to be granted under the 1994 Plan and the 1996 Directors Plan (See File No. 333-38915). In the 2000 Directors Plan filed as Exhibit 4.3 to this Registration Statement, the Registrant is referred to as The Hain Celestial Group, Inc., which is the proposed name of the Registrant following the consummation of the Merger. The Registrant has filed a Registration Statement on Form S-4 relating to the Merger, including a joint proxy statement/prospectus in connection with a special meeting of stockholders to be held relating to the approval of the Merger and the proposed name change, the adoption of amendments to the 1994 Plan and approval of the 2000 Directors Plan. In the event the stockholders of the Registrant adopt the 2000 Directors Plan but do not approve the change of the Registrant's name, the name of the Registrant under the 2000 Directors Plan will remain The Hain Food Group, Inc.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  DOCUMENTS INCORPORATED BY REFERENCE.

     The following documents have been filed by The Hain Food Group, Inc. ("Hain" or the "Registrant") with the Securities and Exchange Commission (the "Commission") and are hereby incorporated by reference in this Registration
Statement:

     (1) The description of Hain's Common Stock contained in Hain's Registration Statement on Form 8-A/A dated November 12, 1993 and any amendment or report filed for the purpose of updating such description;

     (2) Hain's annual report on Form 10-K filed with Commission for the fiscal year ended June 30, 1999;

     (3) Hain's quarterly reports on Form 10-Q filed with the Commission for the three-month periods ended September 30, 1999 and the six-month period ended December 31, 1999; and



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

     (4) Hain's current report on Form 8-K dated April 27, 1999, as amended by Amendment No. 3 thereto dated June 18, 1999, and Hain's current reports on Form 8-K dated September 27, 1999 and March 13, 2000.

     All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Certain legal matters with respect to the issuance of the securities offered hereby will be passed upon for the Registrant by Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article Tenth of the certificate of incorporation of the Registrant eliminates the personal liability of directors or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such elimination of the personal liability of a director of the Registrant does not apply to (a) any breach of the director's duty of loyalty to the Registrant or its stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) actions prohibited under Section 174 of the Delaware General Corporation Law (the "DGCL") (i.e., liabilities imposed upon directors who vote for or assent to the unlawful payment of dividends, unlawful repurchase or redemption of stock, unlawful distribution of assets of the Registrant to the stockholders without the prior payment or discharge of the Registrant's debts or obligations, or unlawful making or guaranteeing of loans to directors), or (d) any transaction from which the director derived an improper personal benefit.

     Section 145 of the DGCL provides, in summary, that directors and officers of Delaware corporations such as the Registrant are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorneys' fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided, that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability, in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnification for such expenses which such court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. In addition, Article Eleventh of the Registrant's certificate of incorporation and
Article VI of the Registrant's by-laws provide for the Registrant to indemnify its corporate personnel, directors and officers to the full extent permitted by
Section 145 of the DGCL, as the same may be supplemented or amended from time to time.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.  EXHIBITS.

     The following exhibits are filed as part of this Registration Statement:

Exhibit No.                         Description

4.1 The Hain Food Group, Inc. 1994 Long Term Incentive and Stock Award Plan (incorporated by reference to Exhibit 4.3 to the Registrant's Registration Statement on Form SB-2, File No. 33-68026 (the "IPO Registration Statment")).

4.2 The Hain Food Group, Inc. 1996 Directors Stock Option Plan (incorporated by reference to Appendix A to the Registrant's Notice of Annual Meeting of Stockholders and Proxy Statement dated November 4, 1996 (the "1996 Proxy")).

4.3  The Hain Food Group, Inc. 2000 Directors Stock Option Plan.

5 Opinion of Cahill Gordon & Reindel regarding the legality of the securities being registered.

23.1 Consent of Ernst & Young LLP, Independent Auditors.

23.2 Consent of Deloitte & Touche, Independent Auditors.

23.3 Consent of Cahill Gordon & Reindel (included in Exhibit 5).

24 Powers of Attorney authorizing execution of Registration Statement of Form S-8 on behalf of certain directors of Registrant (included on signature pages to the Registration Statement).





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


ITEM 9.  UNDERTAKINGS.

     The undersigned hereby undertakes:

     (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

     (i) To include any Prospectus required by Section 10 (a) (3) of the Securities Act;

     (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

     (b) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13 (a) or
Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registra-tion Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of New York, on this 31st day of March 2000.

                                 THE HAIN FOOD GROUP, INC.


                                 By:  /s/ Irwin D. Simon
                                      ------------------------------------
                                      Name:  Irwin D. Simon
                                      Title:   Chairman of the Board of
                                               Directors, President and
                                               Chief Executive Officer

     Each person whose signature appears below hereby constitutes and appoints Irwin D. Simon, the Chairman of the Board of Directors, President and Chief Executive Officer of the Registrant, and Gary M. Jacobs, the Chief Financial Officer, Treasurer and Secretary of the Registrant, or either of them, acting alone, as his true and lawful attorney-in-fact, with full power and authority to execute in the name, place and stead of each such person in any and all capacities and to file an amendment or amendments to the Registration Statement (and all exhibits thereto) and any documents relating thereto, which amendments may make such changes in the Registration Statement as said officer or officers so acting deem(s) advisable. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


           Signature                                            Title                                   Date
           ---------                                            -----                                   ----

/s/ Irwin D. Simon                                    Chairman of the Board of Directors,         March 31, 2000
----------------------------------------------        President and Chief Executive Officer
  Irwin D. Simon                                      (Principal Executive Officer)

                                                      Director                                    March 31, 2000
----------------------------------------------
  Andrew R. Heyer

/s/ Gary M. Jacobs                                    Chief Financial Officer, Treasurer          March 31, 2000
----------------------------------------------        and Secretary
  Gary M. Jacobs                                      (Principal Financial and Accounting
                                                      Officer)

/s/ Beth L. Bronner                                   Director                                    March 31, 2000
----------------------------------------------
  Beth L. Bronner

/s/ Jack Futterman                                    Director                                    March 31, 2000
----------------------------------------------
  Jack Futterman

/s/ James S. Gold                                     Director                                    March 31, 2000
----------------------------------------------
  James S. Gold

/s/ Kenneth J. Daley                                  Director                                    March 31, 2000
----------------------------------------------
  Kenneth J. Daley

/s/ Joseph Jimenez                                    Director                                    March 31, 2000
----------------------------------------------
  Joseph Jimenez

/s/ A.G. Malcolm Ritchie                              Director                                    March 31, 2000
----------------------------------------------
  A.G. Malcolm Ritchie

                                INDEX TO EXHIBITS

Exhibit                      Description

4.1 The Hain Food Group, Inc. 1994 Long Term Incentive and Stock Award Plan (incorporated by reference to Exhibit 4.3 to the IPO Registration Statement).

4.2 The Hain Food Group, Inc. 1996 Directors Stock Option Plan (incorporated by reference to Appendix A to the 1996 Proxy).

4.3  The Hain Food Group, Inc. 2000 Directors Stock Option Plan.

5 Opinion of Cahill Gordon & Reindel regarding the legality of the securities being registered.

23.1 Consent of Ernst & Young LLP, Independent Auditors.

23.2 Consent of Deloitte & Touche, Independent Auditors.

23.3 Consent of Cahill Gordon & Reindel (included in Exhibit 5).

24 Powers of Attorney (included on signature pages of this Registration Statement).


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